Exhibit 8.1

Jiuzi Holdings Inc.

Subsidiaries of the Registrant

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Jiuzi (HK) Limited	Hong Kong
Jiuzi New York Inc	United States
Jiuzi New Energy International Holding (HK) Ltd	Hong Kong
Shenzhen Jiuzi New Energy Holding Group Ltd	People’s Republic of China
Zhejiang Navalant New Energy Automotive Co., Ltd	People’s Republic of China
Zhejiang Jiuzi New Energy Holding Group Co., Ltd	People’s Republic of China
Jiuzi Haoche Supply Chain Co., Ltd.	People’s Republic of China
Zhejiang Jiuzi New Energy Vehicles Co., Ltd	People’s Republic of China
Shangli Jiuzi New Energy Vehicles Co., Ltd	People’s Republic of China
Hangzhou Zhitongche Technology Co., Ltd	People’s Republic of China
Zhejiang Jiuzi New Energy Network Technology Co., Ltd	People’s Republic of China
Guangxi Nanning Zhitongche New Energy Technology Co., Ltd	People’s Republic of China
Hangzhou Jiuyao New Energy Automobile Technology Co. Ltd	People’s Republic of China
Hangzhou Jiuyao Youche Network Technology Co., Ltd	People’s Republic of China
Zhejiang Jiuzi Haoche Technology Co., Ltd	People’s Republic of China